Execution Counterpart

Exhibit 10.42

INVESTOR AGREEMENT

by and among

EURADIUS ACQUISITION CO.,

TSG HOLDINGS CORP.,

PARTICIPATIEMAATSCHAPPIJ NEUSHOORN B.V.

and

PARTICIPATIEMAATSCHAPPIJ OLIFANT B.V.

Dated as of  May 16, 2007

-i-

SCHEDULES

Schedule I                      Investors and Securities

-ii-

DEFINED TERMS

Affiliate	2
Agreement	1
Company	1
Company Change of Control	5
Company Sales Event	5
Investor Agreement	3
Investors	1
Jefferies Associates	2
Jefferies Partner	2
Management Investors	1
Mandatory Redemption	3
Mandatory Redemption Date	4
Mandatory Redemption Notice	4
Mandatory Redemption Price	3
Net Proceeds	5
Neushoorn	1
Olifant	1
Parent Sales Event	6
Parent Securities Holders Agreement	6
Permitted Holders	6
Permitted Transferee	2
Preferred Stock	1
Public Offering	6
Redemption Event	6
Securities	1
Securities Act	2
Securities Act	3
Series A Liquidation Preference	6
Special Registration Statement	6
Subsidiary	7
Transfer	1
Trigger Event	7
Unit Offering	7

-iii-

INVESTOR AGREEMENT

THIS IS AN INVESTOR AGREEMENT, dated as of May 16, 2007 (the “Agreement”), by and among Euradius Acquisition Co., a Delaware corporation (the “Company”), TSG Holdings Corp., a Delaware corporation (the “Parent”), Participatiemaatschappij Neushoorn B.V., a private limited liability company organized under the laws of the Netherlands (“Neushoorn”) and Participatiemaatschappij Olifant B.V., a private limited liability company organized under the laws of the Netherlands (“Olifant” and, together with Neushoorn, the “Investors”).

Background

A.            Each Investor owns the number of shares of the Company’s Series A 8% Cumulative Compounding Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”) set forth opposite such Investor’s name on Schedule I hereto.

B.            The Investors and the Company wish to set forth herein certain agreements regarding their future relationships and their rights and obligations with respect to Series A Preferred Stock of the Company.

C.            As used herein, the term “Securities” shall mean Series A Preferred Stock,  and any securities of the Company (or a successor to the Company) received on account of ownership of Series A Preferred Stock.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

RESTRICTIONS ON TRANSFER OF SECURITIES

1.1.           Restrictions on Transfers of Securities.  The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below):

(a)            No Investor or Permitted Transferee shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a person approved in advance in writing by Parent, and (ii) such Transfer complies with the provisions of this Section 1.1.  Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company.  As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2 hereof .

Nothing in this Section 1.1(a) shall prevent the Transfer of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; provided, however, that each such Permitted Transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were an Investor hereunder; and provided further, however, that (i) no person shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such person agrees to be fully bound by this Agreement as if it were an Investor hereunder, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or pursuant to an available exemption therefrom.

(b)           As used herein, “Permitted Transferee” shall mean:

(i)             in the case of any Investor or Permitted Transferee who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(ii)            in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(iii)           in the case of any Investor or Permitted Transferee who is not a natural person, (I) any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of such Investor.

(c)           As used herein, “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person.

1.2.           Legend.  Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “INVESTOR AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.           hidden text do not remove

1.3.           Notation.  A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II

OTHER COVENANTS

2.1.           Redemption of Series A Preferred Stock.

(a)           To the extent it is lawfully able to do so, subject to Section 2.1(d) and 2.1(e) below, in the event of the occurrence of a Trigger Event, the Company shall redeem in accordance with this Article II the number of shares of Series A Preferred Stock calculated in accordance with Section 2.1(d) from the Investors (a “Mandatory Redemption”) at a redemption price per share (the “Mandatory Redemption Price”) equal to the Series A Liquidation Preference for such share as of the Mandatory Redemption Date (as defined below) specified in the Mandatory Redemption Notice referred to below.  Notwithstanding the foregoing, the Company shall not effect any Mandatory Redemption in the event holders of a majority of the outstanding shares of Series A Preferred Stock have delivered a notice to the Company prior to the Mandatory Redemption Date (as defined below) objecting to such Mandatory Redemption.

(b)           Mandatory Redemption Date.  The Mandatory Redemption Date shall be a date selected by the Company which is no later than sixty (60) days after the occurrence of the applicable Trigger Event (the “Mandatory Redemption Date”).

(c)           Procedure.  At least ten (10) days prior to the Mandatory Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of shares of Series A Preferred Stock to be redeemed, at such holder’s post office address last shown on the records of the Company, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Mandatory Redemption Date, the Mandatory Redemption Price, and calling upon such holder to surrender to the Company, in the manner and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the “Mandatory Redemption Notice”).  On or after the Mandatory Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall surrender such holder’s certificate or certificates representing shares to the Company, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the Mandatory Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Mandatory Redemption Notice as holders of shares of Series A Preferred Stock of the Company (except the right to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not subsequently be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(d)           Shares to be Redeemed.  Upon a Trigger Event which is a Redemption Event, the Company shall redeem that portion of the outstanding shares of Series A Preferred Stock equal to a fraction, the numerator of which is equal to the amount paid by the Parent to redeem shares of preferred stock of Parent in connection with the applicable Redemption Event, and the denominator of which is equal to the amount necessary to redeem in full all of the outstanding shares of preferred stock of Parent immediately prior to such Redemption Event.  Upon a Trigger Event which is a Company Sales Event, the Company shall redeem the number of shares of Series A Preferred Stock calculated by dividing the Net Proceeds by the Mandatory Redemption Price (up to the maximum number of shares of Series A Preferred Stock which are outstanding).  Upon a Trigger Event which is a Company Change of Control, the Company shall redeem all of the outstanding shares of Series A Preferred Stock.  In the event less than all of the shares of Series A Preferred Stock  are to be redeemed, such shares shall be redeemed ratably among all holders of such shares.

(e)           Insufficient Funds.  If the funds of the Company legally available for redemption of shares of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of Series A Preferred Stock, ratably among the holders of such shares to be redeemed.  At any time thereafter when additional funds of the Company are legally available for redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares which the Company has become obligated to redeem but which it has not redeemed, at a price per share equal to the Mandatory Redemption Price (as previously determined), plus accrued dividends at a rate per annum equal to 8.0% to the date of actual redemption.  Notwithstanding the foregoing,  (i) in the case of a Trigger Event which is a Redemption Event, if the Company has insufficient funds to redeem the total number of shares of Series A Preferred Stock required by Section 2.1(a) above to be redeemed on such date, Parent shall purchase, or contribute funds to the Company to enable the Company to redeem, the Series A Preferred Stock required to be redeemed on such date from the holders of such shares and (ii) in the case of a Trigger Event which is a Company Change of Control, if the Company has insufficient funds to redeem the total number of shares of Series A Preferred Stock required by Section 2.1(a) above to be redeemed on such date, Parent shall purchase, or contribute funds to the Company to enable the Company to redeem, the number of shares of Series A Preferred Stock calculated by dividing the Net Proceeds by the Mandatory Redemption Price (up to the maximum number of shares of Series A Preferred Stock which are outstanding).

(f)           Certain Definitions.  The terms defined below shall have the following meanings when used in this Article II:

(i)             “Company Change of Control” means any one or a series of related transactions in which the Parent fail to beneficially own, directly or indirectly, or have the power to direct the voting of, at least 50.1% of the voting equity of the Company, measured by voting power rather than number of shares or interests.

(ii)            “Company Sales Event” means the sale of any Subsidiary or division of the Company that generated in the most recent prior fiscal year more than 50% of the consolidated gross revenue of the Company and its Subsidiaries.

(iii)           “Net Proceeds” means (1) in the case of a Company Sales Event, the proceeds, net of (A) commissions and other transaction costs, fees and expenses attributable to such transaction and payable in connection therewith, (B) transfer taxes, (C) amounts payable to holders of liens, if any, (D) an appropriate reserve for income taxes in accordance with generally accepted accounting principles in connection therewith, and (E) amounts provided as a reserve, in accordance with the good faith judgment of the board of directors of the Company, against (x) any liabilities under any indemnification obligations associated with such sale or (y) any other liabilities retained by the Company or Subsidiary associated with the properties sold in such sale and (2) in the case of a Company Change of Control, the proceeds, net of commissions and other transaction costs, fees and expenses attributable to such transaction and payable in connection therewith.

(iv)           “Parent Change of Control” means any one or a series of related transactions in which the Permitted Holders fail to beneficially own, directly or indirectly, or have the power to direct the voting of, at least 50.1% of the voting equity of the Parent, measured by voting power rather than number of shares or interests.

(v)            “Parent Sales Event”  means the sale of any subsidiary or division of the Parent (other than the Company and its subsidiaries) that generated in the most recent prior fiscal year more than 50% of the consolidated gross revenue of the Parent and its Subsidiaries (excluding the Company and its Subsidiaries).

(vi)           “Parent Securities Holders Agreement” means that certain Amended and Restated Securities Holders Agreement dated as of the date hereof among the Parent and the investors signatory thereto.

(vii)          “Public Offering” means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement) in respect of the offer and sale of shares of common stock of the Parent resulting in aggregate net proceeds to the Parent and any stockholder selling shares of common stock of the Parent in such offering of not less than $50,000,000.

(viii)         “Permitted Holders”  means The Sheridan Group Holdings (BRS), LLC, The Sheridan Group Holdings (Jefferies), LLC and their respective Permitted Transferees (as defined in the Parent Securities Holders Agreement).

(ix)           “Redemption Event” means the redemption of preferred stock of the Parent including, without limitation, as a result of a Public Offering, a Parent Change of Control or a Parent Sales Event, but specifically excluding redemptions in connection with the repurchase of preferred stock from departing employees or directors pursuant to Section 4.3 of the Parent Securities Holders Agreement.

(x)             “Series A Liquidation Preference” means the Liquidation Preference with respect to the Series A Preferred Stock set forth in the Company’s certificate of incorporation.

(xi)            “Special Registration Statement” means (i) a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Parent and its Subsidiaries’ employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Parent or (ii) a registration statement registering a Unit Offering;

(xii)           “Subsidiary” means a corporation, partnership, limited liability or other business entity with respect to which the Parent (or another Subsidiary) owns 50% or more of the total combined voting power of all classes of stock (or other voting interests).

(xiii)         “Trigger Event” means a Redemption Event, a Company Change of Control or a Company Sales Event.

(xiv)         “Unit Offering” means a public offering of a combination of debt and equity securities of the Parent in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Parent does not have a class of equity securities required to be registered under the Exchange Act.

2.2.           Corporate Opportunity.  To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Parent or any Parent Affiliates.

ARTICLE III

MISCELLANEOUS

3.1.           Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by each of the parties hereto.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

3.2.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto.  Except as contemplated hereby in connection with Transfers of Securities, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

3.3.           Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

3.4.           Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company, to:

Euradius Acquisition Co.
c/o TSG Holdings Corp.
11311 McCormick Road
Suite 260
Hunt Valley, MD  21031-1437
Attention:  John A. Saxton
Fax:  (410) 785-7217

with a required copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:  Carmen J. Romano, Esq.
Fax:  (215) 994-2222

If to the Parent, to:

TSG Holdings Corp.
11311 McCormick Road
Suite 260
Hunt Valley, MD  21031-1437
Attention:  John A. Saxton
Fax:  (410) 785-7217

with a required copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:  Carmen J. Romano, Esq.
Fax:  (215) 994-2222

If to any of the Investors, to:

c/o Participatiemaatschappij Neushoorn B.V.
Kaapweg 6
7944HV Meppel
The Netherlands
Attention:   Anna Ringsma

with a required copy to:

Dorsey & Whitney LLP
250 Park Avenue
New York, NY  10177-1500
Attention:  Brian McGunigle
Fax:  (212) 953-7201

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

3.5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

3.6.           Headings.  The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

3.7.           Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

3.8.           Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

3.9.           Termination.  This Agreement shall terminate on the written agreement of the Investors who are parties hereto or when the Investors cease to own any Securities.

3.10.         Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

3.11.         Pronouns.  Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

3.12.         Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Investor Agreement the day and year first above written.

EURADIUS ACQUISITION CO.

By:	/s/ John A. Saxton
Name: John A. Saxton
Title: President

TSG HOLDINGS CORP.

By:	/s/ John A. Saxton
Name: John A. Saxton
Title: President

PARTICIPATIEMAATSCHAPPIJ NEUSHOORN B.V.

By:	/s/ Ronald Hof
Name: Ronald Hof
Title: Managing Director

PARTICIPATIEMAATSCHAPPIJ OLIFANT B.V.

By:	/s/ Rombout Eikelenboom
Name: Rombout Eikelenboom
Title: Managing Director

Investors and Securities

Investor	Number of Series A Preferred Stock
Particioatiemaatschappij Nueshoorn B.V.	6545.70
Particioatiemaatschappij Olifant B.V.	2454.30
Total	9000.00